                                                                      EXHIBIT 12

                           DELPHI AUTOMOTIVE SYSTEMS

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                  YEAR ENDED DECEMBER 31,
                                                  ----------------------
                                        1998      1997      1996      1995      1994
                                        ----      ----      ----      ----      ----
                                                   (dollars in millions)
Pre tax (loss) income                 $ (266)    $ 259    $ 1,112   $ 1,946   $ 1,877
Earnings of non-consolidated
  affiliates                             (55)      (27)       (57)      (47)      (36)
Cash dividends received from
  non-consolidated affiliates              1        12         11         3         1
Portion of rentals deemed to
  be interest                             37        42         43        36        32
Interest and related charges
  on debt                                277       287        276       293       310
                                      ------     -----    -------   -------   -------
    Earnings available for
      fixed charges                   $   (6)    $ 573    $ 1,385   $ 2,231   $ 2,184
                                      ======     =====    =======   =======   =======


Fixed charges:
Portion of rentals deemed to
  be interest                         $   37     $  42    $    43   $    36   $    32
Interest and related charges
  on debt                                277       287        276       293       310
                                      ------     -----    -------   -------   -------
    Total fixed charges               $  314     $ 329    $   319   $   329   $   342
                                      ======     =====    =======   =======   =======

    Ratio of earnings to
      fixed charges                    N/A         1.7        4.3       6.8       6.4
                                       ===         ===        ===       ===       ===